EXHIBIT 23.5



     HANSEN, BARNETT & MAXWELL
     A Professional Corporation
  CERTIFIED PUBLIC ACCOUNTANTS

                                                      (801) 532-2200
  Member of AICPA Division of Firms                  Fax (801) 532-7944
         Member of SECPS                         345 East Broadway, Suite 200
Member of Summit International Associates, Inc.    Salt Lake City, Utah 84111
                                                        www.hbmcpas.com



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


            To the Board of Directors
            e-automate Corporation

            As independent certified public accountants, we hereby consent to the use of our report dated July 20, 2000 with respect to the consolidated financial statements of e-automate Corporation included in this Registration Statement on Form SB-2/A, and consent to the use of our name in the "Experts" section of this Registration Statement.


                                        /s/ Hansen, Barnett & Maxwell
                                        -----------------------------
                                         HANSEN, BARNETT & MAXWELL

            Salt Lake City, Utah
            October 13, 2000